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                                                                   Exhibit 3(a)

                          CERTIFICATE OF INCORPORATION
                                       OF
                             TCI ACQUISITION CORP.

        1. The name of this Corporation (hereinafter referred to as the "Corporation") is:

                             TCI ACQUISITION CORP.

        2. The period of duration of the Corporation shall be perpetual.

        3. The address of the Corporation's registered office in the State of Delaware is Corporation Service Company, 1013 Centre Road, Wilmington, New Castle County, Delaware 19805, and the name of its registered agent at said address is The Corporation Service Company.

        4. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

        5. The Corporation shall have authority to issue 1000 shares of Common Stock, par value of $0.01 per share (the "Common Stock").
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        6.  The shares of Common Stock shall entitle the holders thereof to one vote per share on all matters upon which such stockholders have the right to vote.

        7. The Board of Directors is hereby empowered to authorize by resolution or resolutions from time to time the issuance of one or more classes or series of Preferred Stock and to fix the designations, powers, preferences and relative participating, optional or other rights, if any, and the qualifications, limitations or restrictions thereof, if any, with respect to each such class or series of Preferred Stock and the number of shares constituting each such class or series, and to increase or decrease the number of shares of any such class or series to the extent permitted by the General Corporation Law of Delaware.

        8. All of the powers of the Corporation, insofar as the same may be lawfully vested by this Certificate of Incorporation in the Board of Directors, are hereby conferred upon the Board of Directors of the Corporation. Elections of directors need not be by ballot unless the Bylaws of this Corporation shall so provide.

        9. The stockholders and Board of Directors shall have power, if the Bylaws so provide, to hold their meetings and to keep the books, documents and papers of the


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Corporation without the State of Delaware except such as are required by the law of the State of Delaware to be kept in the State of Delaware.

        10.  The incorporator and his mailing address are as follows:

             John W. Reiderscheit, III
             O'Melveny & Myers
             555 13th Street, N.W.
             Suite 500 West
             Washington, D.C. 20004-1109

        11. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter or repeal the Bylaws of the Corporation.

        12. The Corporation shall indemnify its officers, directors, employees and agents to the full extent permitted by the General Corporation Law of Delaware.

        13. No member of the Board of Directors of the Corporation shall have any personal liability to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that the foregoing shall not eliminate or limit the liability of a


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director (i) for any breach of the director's duty of loyalty to the
Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of Title S, Delaware Code, or (iv) for any transaction from which the director derived an improper personal benefit.

        14. The Corporation reserves the right to amend and repeal any provision contained in this Certificate of Incorporation in the manner prescribed by the law of the State of Delaware.

        THE UNDERSIGNED, being the incorporator hereinbefore named for the purpose of forming a corporation in pursuance of the General Corporation Law of Delaware and the acts amendatory thereof and supplemental thereto, does make and file this Certificate of Incorporation hereby declaring and certifying that the facts herein are true, and accordingly has hereunto set his hand this 10th day of April, 1989.


                                        /s/ John W. Heiderscheit, III
                                        ------------------------------
                                        John W. Heiderscheit, III


                                       4
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                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                              * * * * * * * * * *


        TCI Acquisition Corp., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY;

        FIRST: That the Board of Directors of said corporation, by unanimous written consent filed with the minutes of the board, adopted a resolution declaring advisable the following amendment to the Certificate of Incorporation of said corporation and proposing the same to the stockholders of said corporation for their consideration:

        RESOLVED, that the following amendment to the Certificate of Incorporation of the Corporation be, and it hereby is, adopted pursuant to
Section 242 of the General Corporation Law of the State of Delaware as follows:

        ARTICLE One is amended to read in its entirety as follows:

        1. The name of this corporation (hereinafter referred to as the "Corporation") is: Telex Communications, Inc.

        SECOND: That, in lieu of a meeting and vote of the stockholders, the stockholders, and each class of stockholders entitled to vote thereon pursuant to Section 242 of the General Corporation Law of the State of Delaware, have given their unanimous consent to the adoption


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of said amendment in accordance with the provisions of section 228 of the
General Corporation Law of the State of Delaware.

        THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of sections 242 and 228 of the General Corporation Law of the State of Delaware.

        IN WITNESS WHEREOF, said Corporation has caused this certificate to be signed by Jeffrey S. Wetherell, its President, and attested by Michael S. Shein, its Assistant Secretary, as of this 23rd day of May, 1989.





                                                  /s/ Jeffrey S. Wetherell
                                             -----------------------------------
                                                     Jeffrey S. Wetherell
                                                           President




/s/ Michael S. Shein
------------------------------
Michael S. Shein
Assistant Secretary




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                   CERTIFICATE OF CHANGE OF REGISTERED AGENT

                                      AND

                               REGISTERED OFFICE

                                    * * * *


Telex Communications, Inc., a corporation organized and existing under any by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY
CERTIFY:

        The present registered agent of the corporation is The Corporation Service Company and the present registered office of the corporation is in the county of New Castle.

        The Board of Directors of Telex Communications, Inc. adopted the following resolution on the 29th day of August, 1990.

                Resolved, that the registered office of Telex Communications, Inc. in the state of Delaware be and it hereby is changed to Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, and the authorization of the present registered agent of this corporation be and the same is hereby withdrawn, and THE CORPORATION TRUST COMPANY, shall be and is hereby constituted and appointed the registered agent of this corporation at the address of its registered office.

        IN WITNESS WHEREOF, Telex Communications, Inc. has caused this statement to be signed by John A Palleschi, its Vice President and attested by Darrell D. Dyer, its Assistant Secretary this 29th day of August, 1980.



                                By /s/ John A. Palleschi
                                   -----------------------------------------
                                   Vice President

ATTEST:

By /s/ David D. Dyer
   -----------------------------
   Assistant Secretary